                    WAIVER ADDENDUM TO TERMINATION AGREEMENT

         Anthony E. Mohr hereby agrees to allow ADVA International Inc.
("Company" or "ADVA") to defer payments as described in the Termination
Agreement (as described in 8-K May 8, 2002) and hereby waives any defaults in connection therewith. This period of deferment and waiver is effective August 1,
2002 and shall continue until the earlier of (1) the Company's repayment of such obligation or (2) September 1, 2002. Accordingly, said Termination Agreement shall be deemed amended as provided herein, with all other provisions thereof remaining unchanged. This Addendum shall be deemed effective as of August 1st,
2002.

         By: /s/  Anthony E. Mohr
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         Name:    Anthony E. Mohr
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         Title:   Consultant